EXHIBIT 99.3
INKTOMI CORPORATION SUPPLEMENTARY
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


                          INDEX TO INKTOMI CORPORATION
      SUPPLEMENTARY PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


Inktomi Corporation Supplementary Pro Forma Condensed
Consolidated Financial Information
     Pro Forma Condensed Consolidated Financial Information                      18
     Pro Forma Condensed Consolidated Statement of Operation for the Year
       Ended September 30, 2000 (Unaudited)                                      19
     Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000
       (Unaudited)                                                               20
     Notes to the Unaudited Pro Forma Condensed Consolidated Financial           21
       Information




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

                               INKTOMI CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


        The following unaudited pro forma condensed consolidated financial information for Inktomi Corporation (the "Company" or "Inktomi") gives effect to the acquisition of Content Bridge certain assets of Adero, Inc., ("Adero") related to its Content Bridge service offering ("Content Bridge") by Inktomi Corporation (the "Acquisition.") The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2000 give pro forma effect to the Acquisition as if the Acquisition and related transactions had occurred on April 1, 2000, the inception of the Content Bridge service offering. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 gives pro forma effect to the Acquisition and related purchase accounting adjustments as if the Acquisition and related transactions had occurred on September 30, 2000. The adjustments relating to the Acquisition and other adjustments are described in the pro forma adjustments notes.

        Inktomi's fiscal calendar comprises 12 calendar months, beginning on October 1st and concluding on September 30th. Content Bridge's fiscal year end began on April 1st (inception) and concluded on December 29th due to the Acquisition. This unaudited pro forma condensed consolidated financial information combines similar periods for the purposes of this filing. All pro forma amounts reflect the Inktomi period ending dates.

        The unaudited pro forma condensed consolidated financial information does not purport to represent the results of operations or the financial position of the Company that would have resulted had the Acquisition been consummated as of the date or for the period indicated. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Inktomi Corporation and the financial statements of Content Bridge and should be read in conjunction with those financial statements and notes thereto. In connection with the Acquisition, Inktomi Corporation hired 19 Content Bridge employees. Content Bridge historical financial statements show direct expenditure of $6.5 million, including costs of marketing and advertising campaigns, employee related costs and also costs of other employees not transferred to Inktomi under the Asset Purchase Agreement. As a result, the historical costs may not be indicative of expected future costs of Content Bridge. The annual direct costs represented by the employees transferred to Inktomi is estimated at approximately $1.9 million, based on levels of employees transferred at December 29, 2000. Inktomi may also incur other costs related to Content Bridge, including branding and promotion, administrative departments and corporate and other management expenses. The pro forma adjustments are based on purchase accounting adjustments that were determined in accordance with the purchase accounting provisions of Accounting Principals Board Opinion No. 16 ("APB No. 16"), Business Combinations, and related pronouncements.




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

                               INKTOMI CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                            FOR THE YEAR ENDED
                                     ------------------------------------------------------------
                                     SEPTEMBER 30,   DECEMBER 29,                   SEPTEMBER 30,
                                          2000           2000                           2000
                                     -------------  --------------                  -------------
                                        INKTOMI     CONTENT BRIDGE   ADJUSTMENTS     PRO FORMA
                                     -------------  --------------   -----------    -------------
Revenues
    Network products                   $ 152,850       $     --       $      --      $ 152,850
    Portal services                       71,367             --              --         71,367
                                       ---------       --------       ---------      ---------
      Total revenues                     224,217             --              --        224,217

Operating expenses
    Cost of revenues                      31,884             --              --         31,884
    Sales and marketing                  129,485          5,483              --        134,968
    Research and development              63,566          2,198              --         65,764
    General and administrative            19,121          4,868              --         23,989
    Purchased in-process research
        and development                    4,400             --         430 (a)          4,830
    Amortization of intangibles
        and other assets                  13,182             --       2,713 (b)         15,895
    Acquisition-related costs              3,999             --              --          3,999
                                       ---------       --------       ---------      ---------
      Total operating expenses           265,637         12,549           3,143        281,329

                                       ---------       --------       ---------      ---------
Operating loss                           (41,420)       (12,549)         (3,143)       (57,112)

Other income, net                         14,080            243              --         14,323
                                       ---------       --------       ---------      ---------

Net loss                               $ (27,340)      $(12,306)      $  (3,143)     $ (42,789)
                                       =========       ========       =========      =========

Basic and diluted net
   loss per share                      $   (0.24)                                        (0.38)
                                       =========                                     =========

Shares used in calculating basic
   and diluted net loss per share        113,030                                       113,030
                                       =========                                     =========


                 See Notes to the Unaudited Pro Forma Condensed
                       Consolidated Financial Information




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

                               INKTOMI CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                      SEPTEMBER 30,   DECEMBER 29,                     SEPTEMBER 30,
                                                            2000         2000                              2000
                                                      -------------  --------------                    -------------
                                                          INKTOMI    CONTENT BRIDGE   ADJUSTMENTS        PRO FORMA
                                                      -------------  --------------   -----------      -------------
Assets
    Current assets
       Cash and cash equivalents                         $ 41,879      $    --         $ (23,500)(c)      $ 18,379
       Restricted cash                                    119,616           --                --           119,616
       Short-term investments                             176,632           --                --           176,632
                                                         --------      -------         ---------          --------
         Total cash, cash equivalents and                 338,127           --           (23,500)          314,627
              short-term investments
       Accounts receivable, net                            50,633           --                --            50,633
       Prepaid expenses and other current assets            7,895       10,286                --            18,181
                                                         --------      -------         ---------          --------
         Total current assets                             396,655       10,286           (23,500)          383,441
    Investments in equity securities                      126,598           --                --           126,598
    Property and equipment, net                            85,055        1,926                --            86,981
    Intangibles and other assets                          310,948                         40,502(d)        351,450
                                                         --------      -------         ---------          --------
         Total assets                                    $919,256      $12,212         $  17,002          $948,470
                                                         ========      =======         =========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities
       Accounts payable                                  $ 10,101      $    --         $      --          $ 10,101
       Accrued liabilities                                 38,816           --            17,002(e)         55,818
       Deferred revenue                                    53,774          250                --            54,024
       Current portion of notes payable                     5,307           --                --             5,307
       Current portion of capital lease obligations         3,713           --                --             3,713
                                                         --------      -------         ---------          --------
         Total current liabilities                        111,711          250            17,002           128,963
    Notes payable, less current portion                     1,261           --                --             1,261
    Capital lease obligations, less current portion         2,487           --                --             2,487
    Other liabilities                                         735           --                --               735
                                                         --------      -------         ---------          --------
         Total liabilities                                116,194          250            17,002           133,446

    Stockholders' equity                                  803,062       11,962                             815,024
                                                         --------      -------         ---------          --------
         Total liabilities and stockholders' equity      $919,256      $12,212         $  17,002          $948,470
                                                         ========      =======         =========          ========


                 See Notes to the Unaudited Pro Forma Condensed
                       Consolidated Financial Information




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

                               INKTOMI CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)


PRO FORMA ADJUSTMENTS

        Pro forma adjustments for the unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 and the statements of operations for the year ended September 30, 2000 are as follows (in thousands):

    a) Represents the write-off of $430 in purchased Content Bridge in-process research and development in accordance with APB No. 16 and related pronouncements.

    b) Represents the amortization of purchased technology and goodwill and intangible and other assets capitalized with an assumed life of three to five years. Amounts shown represent the fair value of intangible assets acquired at the date of the Acquisition that are capitalized in accordance with APB No. 16 and related pronouncements.

    c) Represents the $23,500 cash payment to Adero by Inktomi as a part of the Acquisition.

    d) Represents purchased Content Bridge in-process research and development and goodwill and intangibles and other assets. Amounts shown represent the fair value of goodwill and intangibles and other assets acquired at the date of the Acquisition that are capitalized in accordance with APB No. 16 and related pronouncements.

    e) Represents accrued liabilities for operational expenses and transaction costs relating to the acquisition of Content Bridge.





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